THIRD AMENDMENT AND WAIVER, dated as of March 28, 2001 (this "Amendment"), to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "Borrower"), the financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as letter of credit issuing bank (the "Issuing Lender"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "General Administrative Agent"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CII"), as collateral agent and underwriter (the "Collateral Agent"; collectively with the General Administrative Agent, the "Underwriters").


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to (i) amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein and (ii) waive certain Defaults and Events of Default to and including April 17, 2001; and

          WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

          1.     Defined-Terms. Unless otherwise defined herein, all capitalized
                 ------- -----
terms used herein shall have the meanings given to them in the Credit Agreement.

          2.     Amendmentof  Section  7.1(d)(i).  Section  7.1(d)(i)  is hereby
                 -----------  ------------------
amended  by  replacing the date "March 31, 2001" with the date "April 17, 2001".

          3.     Amendment of Section 9(q). Section 9(q) of the Credit Agreement
                 ------------ ------- ----
is hereby amended by replacing the date "March 31,2001" with the date "April 17, 2001".

          4.     Waiver.  The Required Lenders hereby waive any Default or Event
                 ------
of Default arising by virtue of the Debtors' failure to satisfy the requirements of (i) Section 7. 1(d)(i) and (ii) Section 9(q); provided, that such waiver
                                                      --------
shall  expire  on  April  17,2001.

          5.     Representations  and  Warranties.  After  giving effect to this
                 --------------------------------
Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

               6.     Expenses.  The  Borrower  agrees  to pay and reimburse the
                      --------
General Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

          7.     Effectiveness.  This  Amendment  shall  become effective on the
                 -------------
date upon which the General Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower and the Required Lenders and
(ii)  payment  of  the  Amendment  Fee.

          8.     Continuing  Effects.  Except  as  expressly  waived  or amended
                 ----------  -------
hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          9.     Counterparts.  This  Amendment  may  be executed by the parties
                 ------------
hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          10.     GOVERNING  LAW.  THIS  AMENDMENT  SHALL  BE  GOVERNED  BY, AND
                  --------------
CONSTRUED  AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    SAFETY-KLEEN  SERVICES,  INC.

                                    By:  /S/ Larry W. Singleton
                                    ----------------------------------------
                                    Name:  Larry W. Singleton
                                    Title: CFO
                                    Date: 03/29/2001

                                  TORONTO  DOMINION  (TEXAS),  INC.,
                                    as General Administrative Agent, Underwriter and Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name:  Jano Mott
                                    Title: Vice President



                                  THE  TORONTO-DOMINION  BANK,
                                  HOUSTON  AGENCY
                                    as  Issuing  Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name:  Jano Mott
                                    Title: Mgr. Syndications & Credit Admin.

                                  THE CIT GROUP/BUSINESS CREDIT, INC.
                                  as Collateral Agent, Underwriter and Lender

                                    By:  /S/ Mark J. Long
                                    ----------------------------------------
                                    Name:  Mark J. Long
                                    Title: Vice President

                                  BANK ONE, NA


                                    By:  /S/ Richard Babcock
                                    ----------------------------------------
                                    Name:  Richard Babcock
                                    Title: Vice President

                                  BANK OF AMERICA, N.A.


                                    By:  /S/ William Crawford
                                    ----------------------------------------
                                    Name:  William Crawford
                                    Title: Managing Director

                                  GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                    By:  /S/ David Sabath
                                    ----------------------------------------
                                    Name:  David Sabath
                                    Title: Authorized Signatory

                                  SENIOR DEPT PORTFOLIO
                                  By Boston Management and Research, as
                                  Investment Advisor


                                    By:  /S/ Scott H. Page
                                    ----------------------------------------
                                    Name:  Scott H. Page
                                    Title: Vice President